Exhibit 99.1

ITEM 12.           Security Ownership of Certain Beneficial Owners

As of December 29, 2001, the following persons were known to the Registrant to be the registered beneficial owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL HOLDERS	AMOUNT OF BENEFICIAL OWNERSHIP (ORIGINAL PRINCIPAL)	% CLASS
Class A1*	American Express Trust Company 392 AXP Financial Center Minneapolis, Minnesota 55474	$17,500,000	35%

	Bank of New York 925 Patterson Plank Road Secaucus, New Jersey 07094	$3,550,000	7.1%

	Bankers Trust Company 648 Grassmere Park Road Nashville, Tennessee 37211	$6,500,000	13%

	Citibank, N.A. 3800 Citicorp Center Tampa Tampa, Florida 33610-9122	$14,000,000	28%

	FUNB — Philadelphia Main 123 South Broad Street Philadelphia, Pennsylvania 19109	$3,710,000	7.4%

Class A2*	American Express Trust Company 392 AXP Financial Center Minneapolis, Minnesota 55474	$15,000,000	11.4%

	Bankers Trust Company 648 Grassmere Park Road Nashville, Tennessee 37211	$21,450,000	16.3%

	Boston Safe Deposit and Trust Company c/o Mellon Bank N.A. Three Mellon Bank Center Room 153-3015 Pittsburgh, Pennsylvania 15259	$27,430,000	20.1%

	Citibank, N.A. 3800 Citicorp Center Tampa Tampa, Florida 33610-9122	$12,000,000	9.1%

	J.P. Morgan Chase Bank c/o JP Morgan Investor Services 14201 Dallas Parkway 12th Floor Mail Code 121 Dallas, Texas 75240	$20,315,000	15.4%

	State Street Bank and Trust Company 1776 Heritage Drive North Quincy, Massachusetts 02171	$12,380,000	9.4%

	Wells Fargo Bank Minnesota, N.A. 733 Marquette Avenue Minneapolis, Minnesota 55479	$12,000,000	9.1%

Class A3*	Bank of New York 925 Patterson Plank Road Secaucus, New Jersey 07094	$54,620,000	9%

	J.P. Morgan Chase Bank c/o JP Morgan Investor Services 14201 Dallas Parkway 12th Floor Mail Code 121 Dallas, Texas 75240	$101,910,000	16.8%

	Merrill Lynch, Pierce, Femner & Smith Safekeeping 4 Corporate Place Piscataway, New Jersey 08854	$210,000,000	34.6%

	State Street Bank and Trust Company 1776 Heritage Drive North Quincy, Massachusetts 02171	$95,880,000	15.8%

Class B*	Bank of New York 925 Patterson Plank Road Secaucus, New Jersey 07094	$17,000,000	39.4%

	Citibank, N.A. 3800 Citicorp Center Tampa Tampa, Florida 33610-9122	$9,129,000	21.2%

	JP Morgan Chase Bank c/o JP Morgan Investor Services 14201 Dallas Parkway 12th Floor Mail Code 121 Dallas, Texas 75240	$17,000,000	39.4%

Class C*	Citibank, N.A. 3800 Citicorp Center Tampa Tampa, Florida 33610-9122	$23,593,000	58.1%

	J.P. Morgan Chase Bank c/o JP Morgan Investor Services 14201 Dallas Parkway 12th Floor Mail Code 121 Dallas, Texas 75240	$7,000,000	17.2%

	State Street Bank and Trust Company 1776 Heritage Drive North Quincy, Massachusetts 02171	$10,000,000	24.6%

Class D*	JP Morgan Chase Bank c/o JP Morgan Investor Services 14201 Dallas Parkway 12th Floor Mail Code 121 Dallas, Texas 75240	$12,685,000	100%

Class E*	Citibank, N.A. 3800 Citicorp Center Tampa Tampa, Florida 33610	$13,953,000	100%

Class F*	The Bank of New York 928 Patterson Plank Road Secaucus, New Jersey 07094	$10,000,000	39.4%

	Citibank, N.A. 3800 Citicorp Center Tampa Tampa, Florida 33610	$15,371,000	60.6%

Class G	Cede & Co 55 Water Street New York, New York 10041	$29,176,000	100%

Class H	Cede & Co 55 Water Street New York, New York 10041	$10,149,000	100%

Class J	Cede & Co 55 Water Street New York, New York 10041	$7,611,000	100%

Class K	Cede & Co 55 Water Street New York, New York 10041	$12,685,000	100%

Class L	Cede & Co 55 Water Street New York, New York 10041	$5,074,000	100%

Class M	Cede & Co 55 Water Street New York, New York 10041	$5,074,000	100%

Class NR	Cede & Co 55 Water Street New York, New York 10041	$20,296,337	100%

Class X1	Cede & Co 55 Water Street New York, New York 10041	$1,014,816,338	100%

Class X2	Cede & Co 55 Water Street New York, New York 10041	$596,778,000	100%

Class R-I	Cede & Co 55 Water Street New York, New York 10041	—0—	100%

Class R-II	Cede & Co 55 Water Street New York, New York 10041	—0—	100%

Class R-III	Cede & Co 55 Water Street New York, New York 10041	—0—	100%

*As of December 31, 2001, the security ownership of the referenced class of certificates was registered on the books and records of the Trustee to “Cede & Co.”, the Depository Trust Company’s nominee.  The beneficial ownership of such class disclosed herein is based on a security position listing of the Depository Trust Company as of December 31, 2001.